UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	June 4, 2011

Vishay Precision Group, Inc.
(Exact Name of Issuer as Specified in Charter)

Delaware	1-34679	27-0986328
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation or Organization)		Number)

3 Great Valley Parkway, Suite 150
Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

(484) 321-5300
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.01 Changes in Control of Registrant.

As previously announced by Vishay Precision Group, Inc. (the “Company”), Dr. Felix Zandman, the founder and Executive Chairman of the Board of Vishay Intertechnology, Inc. (“Vishay”) (NYSE:VSH), from which the Company was successfully spun-off in 2010, passed away on June 4, 2011.

As a result of Dr. Zandman’s passing, voting control over certain Company shares previously beneficially owned by Dr. Zandman will be transferred to his wife, Mrs. Ruta Zandman, his son, Mr. Marc Zandman, the Chairman of our board of directors, and his nephew, Mr. Ziv Shoshani, a member of our board of directors and our President and Chief Executive Officer, as joint trustees.

In addition, a voting trust under which Dr. Zandman had voting power over 403,176 shares of our Class B common stock owned by third parties has terminated. Such shares will remain outstanding as shares of our Class B common stock and may be voted by such third parties, subject to the right of Ruta Zandman to direct the voting of 171,609 of these shares under a separate voting agreement. The total number of shares of our Class B common stock outstanding remains unchanged at 1,025,176.

Upon completion of all anticipated distributions from Dr. Zandman’s estate:
  Ruta Zandman, Marc Zandman and Ziv Shoshani will share voting power over 3,010 shares of our common stock and 615,487 shares of our Class B common stock held in Zandman family trusts;

  Ruta Zandman will have sole voting power over 171,609 shares of our Class B common stock;

  Marc Zandman will have sole voting power over 543 shares of our common stock and 106 shares of our Class B common stock; and

  Ziv Shoshani will have sole voting power over 13,320 shares of our common stock.
Prior to his passing, directly, through family trusts and as voting trustee under the voting trust arrangement with third parties referred to above, Dr. Zandman had, either on a sole basis or on a shared basis with Ruta Zandman, voting power over approximately 45.2% of the total voting power of our capital stock. As a result of Dr. Zandman’s passing, Ruta Zandman will control, solely or on a shared basis with Marc Zandman and Ziv Shoshani, approximately 34.9% of the total voting power of our capital stock; Marc Zandman will control, solely or on a shared basis with Ruta Zandman and Ziv Shoshani, approximately 27.3% of the total voting power of our capital stock; and Ziv Shoshani will control, solely or on a shared basis with Ruta Zandman and Marc Zandman, approximately 27.4% of the total voting power of our capital stock.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vishay Precision Group, Inc.

Date: June 9, 2011	By:	/s/ William M. Clancy
Name: William M. Clancy
Title: Executive Vice President and Chief
Financial Officer